EXHIBIT 10.23

SECOND AMENDMENT TO
EXECUTIVE SALARY CONTINUATION AGREEMENT

             THIS Second Amendment to the Executive Salary Continuation Agreement (the “Second Amendment”), made and entered into this 25th day of July, 2001, by and between BYL BANK GROUP (the "Bank"), a California banking corporation, BYL BANCORP (“BYL”), a California corporation, and ROBERT UCCIFERRI (hereinafter called the "Executive").

W I T N E S S E T H:

             WHEREAS, the Executive is currently in the employ of BYL and the Bank, serving as President and Chief Executive Officer of BYL and the Bank;

             WHEREAS, the Bank and Executive previously entered into an Executive Salary Continuation Agreement dated November 28, 1995;

             WHEREAS, BYL, the Bank and Executive amended Executive’s Salary Continuation Agreement in order to allow for Executive becoming a consultant and eventually retiring from serving as President and Chief Executive Officer of BYL and the Bank upon a proposed acquisition (the “Acquisition”) of BYL and the Bank by PBOC Holdings, Inc. and People’s Bank of California;

             WHEREAS, the Acquisition was terminated on May 2, 2001, and as a result, Executive’s employment agreement with the Bank is still in effect;

             WHEREAS, upon receipt of all necessary regulatory approvals of Executive’s successor as President and Chief Executive Officer of BYL and the Bank, the Executive desires to terminate his employment agreement with the Bank, enter into a Consulting Agreement with the Bank with a term that will expire on December 31, 2003, and further amend the Executive’s Salary Continuation Agreement dated November 28, 1995, as amended December 20, 2000;

             NOW, THEREFORE, in consideration of the services to be performed in the future as well as the mutual promises and covenants herein contained, it is agreed as follows:

1.          Section 2.4 is added as follows:

             “2.4      Regulatory Approval – The execution of this Second Amendment is subject to approval of any and all necessary regulatory agencies.”

2.          Section 3.1 is amended to read in full as follows:

             “3.1      Retirement - The Executive shall continue to be retained by the Bank as a consultant until he attains the age of sixty-seven (67), whereupon he may retire from active daily service as a consultant as of the Second day of the month next following attainment of age sixty-seven (67) or upon such later date as may be mutually agreed upon by the Executive and the Bank.

             The Bank has expensed on a discounted cash flow basis any and all payments needed to fully fund Consultant’s Salary Continuation Agreement, which the parties acknowledge is in full force and effect, estimated to be a pre-tax payment of approximately $100,000.  Beginning in January 2001 and continuing over the next three years, the Bank agrees to book the remaining accruals to reach the $434,862 retirement liability, estimated to be approximately $97,577.  The Bank shall take no action to jeopardize Executive’s Salary Continuation Agreement.  The Bank agrees to accommodate the changes contemplated in this Agreement, and after December 31, 2003, Executive shall begin to receive payments for ten years as provided in Executive’s Salary Continuation Agreement, as amended herein.”

3.          Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Executive Salary Continuation Agreement.

4.          This Second Amendment may be entered into in one or more counterparts, all of which shall be considered one in the same instrument, and it shall become effective when one or more counterparts have been signed by each of the Bank and the Executive and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

5.          Except as herein amended, the Executive Salary Continuation Agreement and the First Amendment to Executive Salary Continuation Agreement shall remain in full force and effect.

6.          This Second Amendment shall be governed by and construed in accordance with the laws of the State of California.

7.          The terms and conditions of this Second Amendment are subject to the approval of any necessary regulatory agency.

             IN WITNESS WHEREOF, BYL and the Bank have caused this Agreement to be duly executed, pursuant to a resolution approved by its Board of Directors, by its Chairman of the Board and its corporate seal affixed, duly attested by its secretary and the Executive has hereunto set his hand and seal at Orange, California, the day and year above written.

BYL BANCORP		BYL BANK GROUP

By:	/s/ H. Rhoads Martin, Jr.	By:	/s/ H. Rhoads Martin, Jr.

	H. Rhoads Martin, Jr.	H. Rhoads Martin, Jr.
	Chairman of the Board	Chairman of the Board

By:	/s/ John F. Myers	By:	/s/ John F. Myers

	John F. Myers, Secretary	John F. Myers, Secretary

EXECUTIVE:
/s/ Robert Ucciferri

Robert Ucciferri

1400 Lodge Pole

Hemet, CA

(Address)

CONSENT OF SPOUSE

             The undersigned spouse of Robert Ucciferri hereby consents to and agrees to the terms and conditions of the foregoing Second Amendment to the Executive Salary Continuation Agreement.

Dated: _____________________, 2001

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